NUVEEN OPEN-END FUNDS LISTED ON APPENDIX A

RENEWAL and AMENDMENT OF MANAGEMENT AGREEMENTS

Agreement made as of this 24th day of July 2017, by and between the entities listed on Appendix A (the “Funds”), and Nuveen Fund Advisors, LLC, a Delaware limited liability company (the “Adviser”), to be effective August 1, 2017.

WITNESSETH THAT:

WHEREAS, the parties hereto are the contracting parties under each certain Investment Management Agreement (the “Agreements”) pursuant to which the Adviser furnishes investment management and other services to each Fund ; and

WHEREAS, each Agreement terminates August 1, 2017 unless continued in the manner required by the Investment Company Act of 1940; and

WHEREAS, the Board of Directors/Trustees, at meetings held May 23-25, 2017, called for the purpose of reviewing each Agreement, has approved each Agreement with a standardized lower fund-level management fee rate as set forth on Appendix A and each Agreement’s continuance until August 1, 2018 in the manner required by the Investment Company Act of 1940.

NOW THEREFORE, in consideration of the mutual covenants contained in each Agreement, the parties hereto do hereby continue each Agreement in effect until August 1, 2018 and ratify and confirm the Agreements with the new fund-level schedule as listed on Appendix A.

IN WITNESS WHEREOF, each of the parties has caused this Renewal and Amendment to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.

Nuveen Open-End Funds listed on Appendix A

	By:	/s/ Kevin J. McCarthy
Vice President

Attest: /s/ Virginia O’Neal

NUVEEN FUND ADVISORS, LLC

	By:	/s/ Gifford R. Zimmerman
Managing Director

Attest: /s/ Virginia O’Neal

Appendix A

Fund Name	New Fee & Breakpoint Schedule
	First $125 million	Next $125 million	Next $250 million	Next $500 million	Next $1 billion	Next $3 billion	Next $5 billion	≥ $10 billion
Nuveen All-American Municipal Bond Fund	0.3000%	0.2875%	0.2750%	0.2625%	0.2500%	0.2250%	0.2000%	0.1875%
Nuveen Intermediate Duration Municipal Bond Fund	0.3000%	0.2875%	0.2750%	0.2625%	0.2500%	0.2250%	0.2000%	0.1875%
Nuveen Inflation Protected Municipal Bond Fund	0.3000%	0.2875%	0.2750%	0.2625%	0.2500%	0.2250%	0.2000%	0.1875%
Nuveen Limited Term Municipal Bond Fund	0.2500%	0.2375%	0.2250%	0.2125%	0.2000%	0.1750%	0.1500%	0.1375%
Nuveen Short Term Municipal Bond Fund	0.2500%	0.2375%	0.2250%	0.2125%	0.2000%	0.1750%	0.1500%	0.1375%
Nuveen Strategic Municipal Opportunities Fund	0.3500%	0.3375%	0.3250%	0.3125%	0.3000%	0.2750%	0.2500%	0.2375%
Nuveen Minnesota Municipal Bond Fund	0.3500%	0.3375%	0.3250%	0.3125%	0.3000%	0.2750%	0.2500%	0.2375%
Nuveen Minnesota Intermediate Municipal Bond Fund	0.3500%	0.3375%	0.3250%	0.3125%	0.3000%	0.2750%	0.2500%	0.2375%
Nuveen Nebraska Municipal Bond Fund	0.3500%	0.3375%	0.3250%	0.3125%	0.3000%	0.2750%	0.2500%	0.2375%
Nuveen Oregon Intermediate Municipal Bond Fund	0.3500%	0.3375%	0.3250%	0.3125%	0.3000%	0.2750%	0.2500%	0.2375%
Nuveen Colorado Municipal Bond Fund	0.3500%	0.3375%	0.3250%	0.3125%	0.3000%	0.2750%	0.2500%	0.2375%
Nuveen Connecticut Municipal Bond Fund	0.3500%	0.3375%	0.3250%	0.3125%	0.3000%	0.2750%	0.2500%	0.2375%
Nuveen Georgia Municipal Bond Fund	0.3500%	0.3375%	0.3250%	0.3125%	0.3000%	0.2750%	0.2500%	0.2375%
Nuveen Kansas Municipal Bond Fund	0.3500%	0.3375%	0.3250%	0.3125%	0.3000%	0.2750%	0.2500%	0.2375%
Nuveen Kentucky Municipal Bond Fund	0.3500%	0.3375%	0.3250%	0.3125%	0.3000%	0.2750%	0.2500%	0.2375%
Nuveen Louisiana Municipal Bond Fund	0.3500%	0.3375%	0.3250%	0.3125%	0.3000%	0.2750%	0.2500%	0.2375%
Nuveen Missouri Municipal Bond Fund	0.3500%	0.3375%	0.3250%	0.3125%	0.3000%	0.2750%	0.2500%	0.2375%
Nuveen North Carolina Municipal Bond Fund	0.3500%	0.3375%	0.3250%	0.3125%	0.3000%	0.2750%	0.2500%	0.2375%
Nuveen California Municipal Bond Fund	0.3500%	0.3375%	0.3250%	0.3125%	0.3000%	0.2750%	0.2500%	0.2375%
Nuveen Arizona Municipal Bond Fund	0.3500%	0.3375%	0.3250%	0.3125%	0.3000%	0.2750%	0.2500%	0.2375%
Nuveen California Intermediate Municipal Bond Fund	0.3500%	0.3375%	0.3250%	0.3125%	0.3000%	0.2750%	0.2500%	0.2375%
Nuveen Michigan Municipal Bond Fund	0.3500%	0.3375%	0.3250%	0.3125%	0.3000%	0.2750%	0.2500%	0.2375%
Nuveen New Jersey Municipal Bond Fund	0.3500%	0.3375%	0.3250%	0.3125%	0.3000%	0.2750%	0.2500%	0.2375%
Nuveen New York Municipal Bond Fund	0.3500%	0.3375%	0.3250%	0.3125%	0.3000%	0.2750%	0.2500%	0.2375%
Nuveen Ohio Municipal Bond Fund	0.3500%	0.3375%	0.3250%	0.3125%	0.3000%	0.2750%	0.2500%	0.2375%

Appendix A

Fund Name	New Fee & Breakpoint Schedule
	First $125 million	Next $125 million	Next $250 million	Next $500 million	Next $1 billion	Next $3 billion	Next $5 billion	≥ $10 billion
Nuveen Pennsylvania Municipal Bond Fund	0.3500%	0.3375%	0.3250%	0.3125%	0.3000%	0.2750%	0.2500%	0.2375%
Nuveen Virginia Municipal Bond Fund	0.3500%	0.3375%	0.3250%	0.3125%	0.3000%	0.2750%	0.2500%	0.2375%
Nuveen New Mexico Municipal Bond Fund	0.3500%	0.3375%	0.3250%	0.3125%	0.3000%	0.2750%	0.2500%	0.2375%
Nuveen Maryland Municipal Bond Fund	0.3500%	0.3375%	0.3250%	0.3125%	0.3000%	0.2750%	0.2500%	0.2375%
Nuveen Massachusetts Municipal Bond Fund	0.3500%	0.3375%	0.3250%	0.3125%	0.3000%	0.2750%	0.2500%	0.2375%
Nuveen Tennessee Municipal Bond Fund	0.3500%	0.3375%	0.3250%	0.3125%	0.3000%	0.2750%	0.2500%	0.2375%
Nuveen Wisconsin Municipal Bond Fund	0.3500%	0.3375%	0.3250%	0.3125%	0.3000%	0.2750%	0.2500%	0.2375%
Nuveen Intermediate Government Bond Fund	0.2500%	0.2375%	0.2250%	0.2125%	0.2000%	0.1750%	0.1500%	0.1375%
Nuveen Inflation Protected Securities Fund	0.2500%	0.2375%	0.2250%	0.2125%	0.2000%	0.1750%	0.1500%	0.1375%
Nuveen Strategic Income Fund	0.3600%	0.3475%	0.3350%	0.3225%	0.3100%	0.2850%	0.2600%	0.2475%
Nuveen Short Term Bond Fund	0.2200%	0.2075%	0.1950%	0.1825%	0.1700%	0.1450%	0.1200%	0.1075%
Nuveen Preferred Securities Fund	0.5500%	0.5375%	0.5250%	0.5125%	0.5000%	0.4750%	0.4500%	0.4375%
Nuveen NWQ Flexible Income Fund	0.5500%	0.5375%	0.5250%	0.5125%	0.5000%	0.4750%	0.4500%	0.4375%
Nuveen Core Bond Fund	0.2700%	0.2575%	0.2450%	0.2325%	0.2200%	0.1950%	0.1700%	0.1575%
Nuveen Core Plus Bond Fund	0.2800%	0.2675%	0.2550%	0.2425%	0.2300%	0.2050%	0.1800%	0.1675%
Nuveen High Income Bond Fund	0.4000%	0.3875%	0.3750%	0.3625%	0.3500%	0.3250%	0.3000%	0.2875%
Nuveen Symphony Credit Opportunities Fund	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3500%	0.3375%
Nuveen Symphony Floating Rate Income Fund	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3500%	0.3375%
Nuveen Symphony High Yield Bond Fund	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3500%	0.3375%
Nuveen Real Asset Income Fund	0.6000%	0.5875%	0.5750%	0.5625%	0.5500%	0.5250%	0.5000%	0.4875%

	First $125 million	Next $125 million	Next $250 million	Next $500 million	Next $1 billion	Next $8 billion	Next $5 billion	Next $5 billion	≥ $20 billion
Nuveen California High Yield Municipal Bond Fund	0.4000%	0.3875%	0.3750%	0.3625%	0.3500%	0.3250%	0.3125%	0.3000%	0.2875%
Nuveen High Yield Municipal Bond Fund	0.4000%	0.3875%	0.3750%	0.3625%	0.3500%	0.3250%	0.3125%	0.3000%	0.2875%
Nuveen Short Duration High Yield Municipal Bond Fund	0.4000%	0.3875%	0.3750%	0.3625%	0.3500%	0.3250%	0.3125%	0.3000%	0.2875%

Appendix A

Fund Name	New Fee & Breakpoint Schedule
	First $125 million	Next $125 million	Next $250 million	Next $500 million	Next $1 billion	Next $3 billion	Next $2.5 billion	Next $2.5 billion	≥ $10 billion
Nuveen NWQ International Value Fund	0.5500%	0.5375%	0.5250%	0.5125%	0.5000%	0.4750%	0.4500%	0.4375%	0.4250%
Nuveen International Growth Fund	0.5500%	0.5375%	0.5250%	0.5125%	0.5000%	0.4750%	0.4500%	0.4375%	0.4250%
Nuveen NWQ Global All-Cap Fund	0.5500%	0.5375%	0.5250%	0.5125%	0.5000%	0.4750%	0.4500%	0.4375%	0.4250%
Nuveen NWQ Global Equity Income Fund	0.5500%	0.5375%	0.5250%	0.5125%	0.5000%	0.4750%	0.4500%	0.4375%	0.4250%
Nuveen Santa Barbara Global Dividend Growth Fund	0.5500%	0.5375%	0.5250%	0.5125%	0.5000%	0.4750%	0.4500%	0.4375%	0.4250%
Nuveen Santa Barbara International Dividend Growth Fund	0.5500%	0.5375%	0.5250%	0.5125%	0.5000%	0.4750%	0.4500%	0.4375%	0.4250%
Nuveen Symphony International Equity Fund	0.5500%	0.5375%	0.5250%	0.5125%	0.5000%	0.4750%	0.4500%	0.4375%	0.4250%
Nuveen NWQ Small/Mid-Cap Value Fund	0.6000%	0.5875%	0.5750%	0.5625%	0.5500%	0.5250%	0.5000%	0.4875%	0.4750%
Nuveen Mid Cap Value Fund	0.6000%	0.5875%	0.5750%	0.5625%	0.5500%	0.5250%	0.5000%	0.4875%	0.4750%
Nuveen Dividend Value Fund	0.5000%	0.4875%	0.4750%	0.4625%	0.4500%	0.4250%	0.4000%	0.3875%	0.3750%
Nuveen NWQ Large-Cap Value Fund	0.5000%	0.4875%	0.4750%	0.4625%	0.4500%	0.4250%	0.4000%	0.3875%	0.3750%
Nuveen Large Cap Value Fund	0.5000%	0.4875%	0.4750%	0.4625%	0.4500%	0.4250%	0.4000%	0.3875%	0.3750%
Nuveen NWQ Small-Cap Value Fund	0.6500%	0.6375%	0.6250%	0.6125%	0.6000%	0.5750%	0.5500%	0.5375%	0.5250%
Nuveen Small Cap Value Fund	0.6500%	0.6375%	0.6250%	0.6125%	0.6000%	0.5750%	0.5500%	0.5375%	0.5250%
Nuveen NWQ Multi-Cap Value Fund	0.5500%	0.5375%	0.5250%	0.5125%	0.5000%	0.4750%	0.4500%	0.4375%	0.4250%
Nuveen Growth Fund	0.5000%	0.4875%	0.4750%	0.4625%	0.4500%	0.4250%	0.4000%	0.3875%	0.3750%
Nuveen Symphony Large-Cap Growth Fund	0.5000%	0.4875%	0.4750%	0.4625%	0.4500%	0.4250%	0.4000%	0.3875%	0.3750%
Nuveen Large Cap Growth Fund	0.5000%	0.4875%	0.4750%	0.4625%	0.4500%	0.4250%	0.4000%	0.3875%	0.3750%
Nuveen Large Cap Growth Opportunities Fund	0.5000%	0.4875%	0.4750%	0.4625%	0.4500%	0.4250%	0.4000%	0.3875%	0.3750%
Nuveen Mid Cap Growth Opportunities Fund	0.6000%	0.5875%	0.5750%	0.5625%	0.5500%	0.5250%	0.5000%	0.4875%	0.4750%
Nuveen Large Cap Core Plus Fund	1.0000%	0.9850%	0.9750%	0.9625%	0.9500%	0.9250%	0.9000%	0.8875%	0.8750%
Nuveen Concentrated Core Fund	0.5500%	0.5375%	0.5250%	0.5125%	0.5000%	0.4750%	0.4500%	0.4375%	0.4250%
Nuveen Symphony Mid-Cap Core Fund	0.5500%	0.5375%	0.5250%	0.5125%	0.5000%	0.4750%	0.4500%	0.4375%	0.4250%
Nuveen Winslow Large-Cap Growth Fund	0.5500%	0.5375%	0.5250%	0.5125%	0.5000%	0.4750%	0.4500%	0.4375%	0.4250%
Nuveen Small Cap Growth Opportunities Fund	0.6500%	0.6375%	0.6250%	0.6125%	0.6000%	0.5750%	0.5500%	0.5375%	0.5250%
Nuveen Global Infrastructure Fund	0.7500%	0.7375%	0.7250%	0.7125%	0.7000%	0.6750%	0.6500%	0.6375%	0.6250%

Appendix A

Fund Name	New Fee & Breakpoint Schedule
	First $125 million	Next $125 million	Next $250 million	Next $500 million	Next $1 billion	Next $3 billion	Next $2.5 billion	Next $2.5 billion	≥ $10 billion
Nuveen Real Estate Securities Fund	0.7000%	0.6875%	0.6750%	0.6625%	0.6500%	0.6250%	0.6000%	0.5875%	0.5750%
Nuveen Core Dividend Fund	0.5000%	0.4875%	0.4750%	0.4625%	0.4500%	0.4250%	0.4000%	0.3875%	0.3750%
Nuveen Large Cap Core Fund	0.5000%	0.4875%	0.4750%	0.4625%	0.4500%	0.4250%	0.4000%	0.3875%	0.3750%
Nuveen Large Cap Select Fund	0.5000%	0.4875%	0.4750%	0.4625%	0.4500%	0.4250%	0.4000%	0.3875%	0.3750%
Nuveen Santa Barbara Dividend Growth Fund	0.5000%	0.4875%	0.4750%	0.4625%	0.4500%	0.4250%	0.4000%	0.3875%	0.3750%
Nuveen Symphony Low Volatility Equity Fund	0.5000%	0.4875%	0.4750%	0.4625%	0.4500%	0.4250%	0.4000%	0.3875%	0.3750%
Nuveen Small Cap Select Fund	0.6500%	0.6375%	0.6250%	0.6125%	0.6000%	0.5750%	0.5500%	0.5375%	0.5250%
Nuveen Symphony Small Cap Core Fund	0.6500%	0.6375%	0.6250%	0.6125%	0.6000%	0.5750%	0.5500%	0.5375%	0.5250%
Nuveen Gresham Diversified Commodity Strategy Fund	0.8800%	0.8675%	0.8550%	0.8425%	0.8300%	0.8050%	0.7800%	0.7675%	0.7550%
Nuveen Equity Long/Short Fund	1.1000%	1.0875%	1.0750%	1.0625%	1.0500%	1.0250%	1.0000%	0.9875%	0.9750%
Nuveen Equity Market Neutral Fund	1.1000%	1.0875%	1.0750%	1.0625%	1.0500%	1.0250%	1.0000%	0.9875%	0.9750%
Nuveen Multi-Asset Income Fund	0.4000%	0.3875%	0.3750%	0.3625%	0.3500%	0.3250%	0.3000%	0.2875%	0.2750%
Nuveen Multi-Asset Income Tax-Aware Fund	0.4000%	0.3875%	0.3750%	0.3625%	0.3500%	0.3250%	0.3000%	0.2875%	0.2750%

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